Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-126175) of Worthington Industries, Inc. of our report dated June 13, 2005 relating to the financial statements and supplemental schedule of the Dietrich Industries, Inc. Hourly 401(k) Plan, which appears in this Form 11-K.

/s/ McCrory & McDowell LLC

Pittsburgh, Pennsylvania
June 28, 2005

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